Exhibit 10.01

TRANSITION AGREEMENT
September 30, 2026
This Transition Agreement (this “Agreement”) is made by and between Christopher J. Swift (the “Executive”) and The Hartford Insurance Group, Inc., a corporation formed under the laws of the State of Delaware (including its Affiliates (as defined in Section 6 below), including Hartford Fire Insurance Company (together, the “Employer”)) and entered into as of the Effective Date (as defined in Section 7 below).
WHEREAS, the Executive currently serves as Chair of the Board of Directors of The Hartford Insurance Group, Inc. (the “Board”) and Chief Executive Officer of the Employer; and
WHEREAS, the Executive intends to retire as Chief Executive Officer (the “CEO”); and
WHEREAS, the parties hereto wish to set forth their agreement as to the manner in which the Executive will transition from the CEO role with the Employer and continue employment in support of the Employer and his successor and to provide advisory services as an employee and serve as Executive Chair of the Board (“Executive Chair”) to support a seamless transition and facilitate continuity.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Employer and the Executive agree as follows:
1.Continued Employment & Service as Executive Chair.
(a)Continued Employment. The Executive hereby resigns from his position as CEO of the Employer, effective as of March 1, 2027 (the “Transition Date”) and ending as of September 1, 2027 or such other date as is determined pursuant to Section 1(b) below (the “Termination Date”). The Executive will remain employed by the Employer; provided that, from and after the Transition Date the Executive shall cease to serve as CEO and will assume the position of Executive Chair, reporting to the Board. In this role, the Executive will: (i) remain chair of the Board, with the duties and authorities provided in the Employer’s by-laws and Corporate Governance Guidelines for the chair of the Board as in effect from time to time and consistent with the requirements of a publicly traded company, including but not limited to presiding at Board and shareholder meetings and, with the successor Chief Executive Officer (“Successor CEO”) and Lead Director, planning Board meetings and developing agendas, and leading Board oversight of corporate strategy and board searches; and (ii) provide such advice and guidance as is requested by the Successor CEO, other members of senior management of the Employer (“Management”) and the Board on topics including but not limited to capital allocation, strategic transactions and shareholder engagement in order to support the leadership transition and ensure continuity. The Executive’s duties as of the Transition Date shall be non-operational and advisory in nature and the Executive will not be responsible for the Employer’s day-to-day decision-making.
(b) The Executive will stand for re-election at the Annual Meeting of Shareholders in 2027 and (assuming his re-election) remain as Executive Chair until September 1, 2027 or such later date as may be determined by mutual agreement of the Executive and the Board. The Executive may elect to resign from or the Board may elect to end the Executive’s service as Executive Chair earlier by providing thirty (30) calendar days’ advance written notice in accordance with Section 6 below. The Executive may be terminated for cause at any time. The Employer may terminate the Executive's employment in accordance with this Agreement, but any removal from the office of Chair of the Board shall be subject to action by the Board in accordance with the Company's by-laws. For purpose of this section, “cause” shall mean “cause” as defined in the definition of “Termination for Cause” contained in Section 10(C) of The Hartford Senior Executive Officer Severance Pay Plan (Tier 1). If the Executive voluntarily resigns from employment prior to the Termination Date, he will be deemed to have resigned from his role as chair of the Board without further action effective at the time of such resignation. For the avoidance of doubt, nothing in this Agreement shall affect Executive's status as a director, which shall be governed by the Company's by-laws, certificate of incorporation and applicable law.
(c)The Executive agrees to make himself available to provide services through the Termination Date as reasonably requested by the Employer. Prior to the Termination Date, the Executive will not render personal services to any other person except as approved by the Board. For the avoidance of doubt, the parties agree that the Executive may continue his service on the boards of Citizens Financial Group, Inc., Marquette University, Hartford HealthCare and his participation with Chief Executives for Corporate Purpose, the Council on Foreign Relations, The Geneva Association and CNBC CEO Council.
(d)Except as set forth herein, the Executive will remain as the Employer’s representative on such industry associations and boards of directors as the parties may agree until the Termination Date and hereby resigns, effective as of the Transition Date, all other positions, titles, duties, authorities and responsibilities with, arising out of or relating to his employment with the Employer and agrees to execute all additional documents and take such further steps as may be required to effectuate such resignation.
(e)The Executive will continue to be subject to all applicable policies of the Employer, including without limitation the Employer’s Code of Conduct, through the Termination Date.
(f)The Employer will provide the Executive with the use of an office at the Executive’s current principal place of employment and with administrative support for Employer business, through the Termination Date. The Employer will also provide the Executive with continued home office equipment and support of a type and in a manner consistent with the practices of the Employer for its senior executives generally.

2.Compensation & Benefits.
(a)The Executive will continue to be compensated as an employee and will not be eligible for any director fees or compensation.
(b)Effective as of the Transition Date, the Executive’s annualized base salary shall be $1,200,000, payable (less applicable withholding and deductions) on the Employer’s regular payroll schedule. In the event that the Executive’s services are terminated earlier in accordance with Section 1(b), the Executive’s base salary shall cease as of the Termination Date.
(c)Bonus Eligibility Under The Hartford Annual Incentive Plan (“AIP”).
(i)AIP for CEO Role. The Executive will be entitled to an AIP award for the 2026 performance year and the period from January 1, 2027 to March 1, 2027 (the “2027 Period”), as determined by the independent directors of the Board, with the input of the Compensation and Management Development Committee, taking into account the Executive’s performance as CEO during 2026 and the 2027 Period in the context of the established enterprise and the individual goals and objectives.

(ii)AIP for Executive Chair Role. Effective as of the Transition Date, the Executive’s target for the 2027 performance year will be $2,400,000. The Executive’s 2027 AIP bonus award will reflect the percentage of target that is equal to the funding for the enterprise AIP pool determined by the Compensation and Management Development Committee and used in the calculation of 2027 AIP awards for the CEO’s direct reports, without any further adjustment to reflect individual performance or other factors. Such percentage shall be applied to the total gross base salary actually earned by the Executive between the Transition Date and the Termination Date and the resulting award paid no later than March 15, 2028. Notwithstanding the foregoing, all terms and conditions of the AIP shall apply.
(d)Long-Term Incentive Awards.
(i)Retirement Treatment as of Termination Date. Unless terminated for “cause” (as defined in the Executive’s long-term incentive award agreements), consistent with the terms of his long-term incentive awards under The Hartford 2025 Long Term Incentive Plan (or any predecessor plan), the Executive will be entitled to “Retirement” treatment for his outstanding options and performance shares as of the Termination Date, having achieved “Rule of 65” (as defined in the award agreements). For the avoidance of doubt, the terms of such awards shall govern in all respects, including but not limited to the vesting, payments and the exercise of any outstanding options.
(ii)2027 Awards. The Executive shall be entitled to receive an annual long-term incentive award as part of his 2027 total compensation in the amount of $7,400,000 in the same form and subject to the same terms as the Successor CEO and his direct reports. This award will be granted at the same time as the 2027 annual long term incentive awards.
(e)Benefits. The Executive shall, until the Termination Date, remain entitled to the benefits available to employees of the Employer including medical, vision and dental coverage, participation in the Employer’s 401(k) plan, excess savings plan, other health and welfare benefits and its paid time off and other programs. Following the Termination Date, the Executive will receive his benefit payments, including under any tax qualified or non-qualified retirement, pension or savings plan, in accordance with the terms of the relevant plan and any prior elections made by the Executive. Consistent with the Employer’s policies, the Executive will not receive payment of paid time off accrued but unused as of the Termination Date.
(f)COBRA. Commencing with the termination of his eligibility to participate in the Employer’s medical plan at the end of the month in which the Termination Date occurs, the Executive shall be entitled to continuation of benefit coverage under the Employer’s medical, dental and other health care plans to the extent provided in Section 4980B of the Internal Revenue Code of 1986, as amended, and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly known as “COBRA”), at the Executive’s expense. Upon termination of his employment or expiration of his COBRA continuation coverage (such timing to be at the Executive’s discretion), the Executive shall be entitled to elect to retiree medical coverage at his expense in the Health Insurance Marketplace made available by the Employer.
(g)Expenses. The Executive shall continue to be reimbursed for reasonable business expenses incurred in connection with the performance of his duties hereunder in accordance with generally applicable Employer policies as in effect from time to time.
(h)Perquisites. The perquisites currently provided to the Executive shall continue to be provided to the Executive until the Termination Date including: (i) business and personal use of the corporate aircraft (which use shall not require reimbursement to the Employer);

(ii) the use of a company car and transportation by trained security personnel; (iii) residential security assessment and enhancements, to the extent any further are needed, as determined by the Employer and authorized by the independent directors or their delegate; (iv) annual executive physical; (v) the continued services of the Employer’s vendor for the monitoring and removal of personally identifiable information from online sources; (vi) expenses associated with the Executive’s attendance at conferences, seminars or award ceremonies; (vii) expenses associated with the attendance at business functions of the Executive’s spouse or guest where such attendance is expected; and (viii) executive transition services. Following the Termination Date, the Executive shall have access to a guest office space at any of the Company’s offices upon reasonable and advanced request to the Company’s Director of Corporate Security or equivalent position.
(i)No Severance. The Executive acknowledges that, except for the payments and benefits agreed herein, he is not entitled to any payment in the nature of severance or termination pay from the Employer, and that the payments and benefits agreed to herein are in full satisfaction of any and all severance and termination pay obligations owed to him by the Employer. The Executive further acknowledges that, except as expressly set forth herein, the Executive’s eligibility to participate in any Employer benefit or compensation plan, program or arrangement shall be subject to the terms thereof as in effect from time to time.
(j)The Executive agrees that his entitlement and ability to retain the benefits described in this Section 2 are subject to the Executive’s agreement to the Waiver and Release set forth in Section 4 hereof on and as of the date hereof, and to his re-execution and agreement to such Waiver and Release on and as of the Termination Date and to the effectiveness thereof.
(k)Nothing in this Agreement shall be construed as a limitation on the Employer’s right to amend, modify or terminate any employee benefit plan, program or arrangement at any time and from time to time, or to change its interpretation of such plans, programs or arrangements and related plans and policies in accordance with applicable plan documents, agreements and regulations. For his personal reference, Executive has been provided, via e-mail to his counsel, a true and accurate chart illustrating certain of the foregoing benefits.
3.Other Agreements.
(a)The Executive and the Employer will mutually agree on the form, content and timing of any internal/external announcement of the Executive’s retirement, excluding any disclosure required to be made by the Employer by any law, regulation or the rules of any stock exchange as determined by the Employer. The Executive shall be afforded the opportunity to review and comment on any proposed filing by the Employer with the Securities and Exchange Commission that discloses the contents of this Agreement.
(b)The Executive agrees not to take or retain following the Termination Date, without the prior written consent of the Employer, any property belonging to the Employer, including without limitation any access keys or cards, credit cards, office equipment, computers, tablets, or cell phones, or any notes, memoranda, reports, lists, records, drawings, sketches, specifications, training documents and materials, software programs, data, documentation or other materials, whether or not prepared by the Executive, and will return, on or before the Termination Date, any such property or information (in whatever form) currently in the Executive’s possession. Anything herein to the contrary notwithstanding, the Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing the Executive’s compensation or relating to the reimbursement of expenses incurred by him, (iii) information the Executive reasonably believes may be needed for tax purposes, and (iv) copies of plans, programs and agreements related to his employment, or termination thereof, with the Employer. For purposes of clarity, the Executive may retain electronic devices used for communication and information storage that were purchased by him, including mobile devices and computers regularly used by the Executive, provided that information he is not permitted to retain pursuant to this paragraph is deleted from such devices.
(c)The Executive shall continue beyond the Termination Date to benefit from all applicable indemnification and director and officer liability insurance coverage under any of the Employer’s organizational documents or at law or under any other agreement and applicable to the Executive in the amounts and subject to the terms and conditions applicable generally to senior executives of the Employer.
4.Waiver and Release.
(a)The Executive, on behalf of himself and his dependents, heirs, spouse, executors, administrators, beneficiaries, trustees, successors and assigns, knowingly and voluntarily, fully and forever releases and discharges the Employer, and their respective officers, directors, shareholders, members, partners, agents, employees, retirees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Employer Releasees”), jointly and severally, from any and all claims, charges, complaints, any other form of action, any other form of relief, or any other recovery of damages or monetary relief, asserted or unasserted (including attorneys’ fees and costs), of every kind and nature that the Executive ever had or now has against any or all of the Employer Releasees up to the date on which the Executive signs this Agreement, whether known or unknown, including, but not limited to any claim arising out of or attributable to the Executive’s employment or the termination of the Executive’s employment with the Employer, whether for tort, breach of express or implied contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, veteran status, or sexual orientation (“Claims”). The release of claims in this Agreement includes, but is not limited to, any and all claims arising under, each as may be amended from time to time, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefit Protection Act (the “ADEA”); the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Fair Credit Reporting Act; the Family and Medical Leave Act and all other federal, state and local leave laws; the Genetic Information Nondiscrimination Act; the Immigration Reform and Control Act; the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1514; Sections 1981 through 1988 of Title 42 of the United States Code (“U.S.C.”); the National Labor Relations Act; Sections 748 (h)(i), 922 (h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. §26(h), 15 U.S.C. §78u-6(h)(i) and 12 U.S.C. §5567(a); Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991; the Uniform Services Employment and Reemployment Rights Act; the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) and all other state and local plant closing or mass layoff laws; and any and all claims under the Connecticut Fair Employment Practices Act (CFEPA), Conn. Gen. Stat. Ann. §§ 46a-58 to 46a-104; the Connecticut Family and Medical Leave Act, Conn. Gen. Stat. Ann. §§ 31-51kk to 31-51qq; the Connecticut Whistleblower Law, Conn. Gen. Stat. Ann. § 31-51m; the Connecticut Free Speech Law, Conn. Gen. Stat. Ann. § 31-51q; the Connecticut Minimum Wage and Wage Payment Law, Conn. Gen. Stat. Ann. §§ 31-58 to 31-76o; the anti-retaliation provision of the Connecticut Workers' Compensation Act, Conn. Gen. Stat. Ann. § 31-290a; the Connecticut Jury Duty Leave Law, Conn. Gen. Stat. Ann. §§ 51-247 to 51-247c; the Connecticut Drug Testing Law, and Conn. Gen. Stat. Ann. §§ 31-51t to

31-51aa. The release contained herein is intended to be a general release of any and all claims to the fullest extent permissible by law.
(b)The Executive acknowledges and agrees that as of the date hereof, the Executive has no knowledge of any facts or circumstances that give rise or could give rise to any Claims.
(c)The Executive acknowledges that the Executive may discover facts or law different from, or in addition to, the facts or law that the Executive knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.
(d)The Claims do not include the Executive’s right to enforce the terms of this Agreement, the Executive’s right to elect to receive COBRA continuation coverage in accordance with applicable law, Executive’s right to coverage or indemnification under the Employer’s insurance policies or corporate governance documents, any recovery to which the Executive may be entitled pursuant to state workers’ compensation and unemployment insurance laws, the Executive’s right to challenge the validity of this Agreement under the ADEA, any rights the Executive may have to vested benefits under any retirement plans sponsored by the Employer in accordance with their terms, or any right where a waiver is expressly prohibited by law.
(e)The Executive acknowledges that the payments provided for herein are in addition to anything of value to which the Executive already is entitled from the Employer and constitutes good and valuable consideration for the release contained in this Section 4. The Executive further represents that he is not aware of any facts, circumstances or conditions that could reasonably be expected to constitute a material violation of any law, rule, regulation or applicable stock exchange requirement or rule, by the Employer and that is not known by any currently employed senior executive of the Employer.
(f)The Executive and the Employer acknowledge and agree that this Agreement shall not be construed or applied in a manner that limits or interferes with the Executive’s right, without notice to or authorization of the Employer, to make truthful statements or disclosures regarding unlawful employment practices, or to communicate and cooperate in good faith with a government agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, or (ii) filing a charge or complaint with, cooperating with or participating in any investigation or proceeding that may be conducted or managed by any government agency (such as the Equal Employment Opportunity Commission or a state fair employment practices agency), including by providing documents or other information (except that the Executive acknowledges that the Executive may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and the Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Nothing in this Agreement shall be construed or applied in a manner that has the purpose or effect of concealing the details relating to a claim of sexual assault or a claim of sexual harassment. The Claims do not include the Executive’s right to receive an award from a government agency under its whistleblower program (including any right the Executive may have to receive a monetary award from the United States Securities and Exchange Commission (“SEC”) as an SEC Whistleblower, pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C. Sec. 26(a)-(g), as may be amended from time to time) for reporting in good faith a possible violation of law. Notwithstanding the foregoing, under no circumstance will the Executive be authorized to make any disclosures as to which the Employer may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of a duly authorized officer of by the Employer, except to the extent disclosure of such information is permitted under any applicable law, rule or regulation.

5.Tax.
(a)The Executive recognizes that the payments and benefits provided under this Agreement may result in taxable income to the Executive which the Employer will report to the appropriate taxing authorities. The Employer shall have the right to deduct from any payment made to the Executive under this Agreement, any federal, state, local or foreign income, employment or other taxes it determines are required by law to be withheld with respect to such payments or benefits provided hereunder or to require payment from the Executive which the Executive agrees to pay upon demand, for the purpose of satisfying any such withholding requirement.
(b)Section 409A.
(i)The intent of the parties is that payments and benefits under this Agreement comply with Section 409A, or are exempt therefrom, and do not cause any payments or benefits to be provided to fail to so comply or be exempted. To the maximum extent permitted, this Agreement shall be interpreted in furtherance of such intent. To the extent that either party hereto believes that any payment to be made hereunder is likely to result in the imposition of additional tax or interest under Section 409A, the parties agree to negotiate in good faith to restructure the timing and form (but not the amount) of any nonconforming payments to the extent necessary to avoid any such additional tax or interest. For purposes of Section 409A, each cash payment made hereunder shall be considered a separate payment. The Executive and the Employer intend that the Executive’s “separation from service” for purposes of Section 409A will not occur while the Executive continues to serve as Executive Chair and will occur on the Termination Date, and agree that the nature and amount of services that the Executive may be required to provide after the Transition Date will be organized in furtherance of that characterization.
(ii)To the extent that the reimbursement of any expenses or the provision of any in-kind benefits under any provision of this Agreement is subject to Code Section 409A (after taking into account all exclusions applicable to such payments or benefits under Section 409A), (i) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any one calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) reimbursement of any such expense shall be made by no later than December 31 of the year next following the calendar year in which such expense is incurred; and (iii) the Executive’s right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.
6.General Provisions.
(a)Heirs and Assigns. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive.
(b)Affiliates. As used in this Agreement, the term “Affiliates” means all companies, corporations, and entities that, as of any determination date, control, are controlled by or are under common control with, the Employer, and their respective successors and assigns.

(c)Amendment. No amendments, modifications or waivers of this Agreement or any of its provisions shall be binding unless made in writing and signed by both the Executive and a senior authorized officer of the Employer. The Executive agrees to amend this Agreement to the extent that the Employer establishes to the reasonable satisfaction of the Executive and the Executive’s legal counsel that such amendment is necessary or proper for it to comply with legal requirements, and any such amendment shall be made in a manner that preserves or replaces the economic benefits intended to be provided to the Executive pursuant to this Agreement.
(d)Integration. This Agreement, together with all other agreements and plans referred to herein (including any administrative rules adopted in connection with such plans, agreements evidencing awards granted under such plans or other governing documents of such plans) constitute the entire understanding of the Employer and the Executive with respect to the transition and termination of the Executive’s employment and supersedes all prior understandings, written or oral, concerning such matters; provided, however, that any restrictive covenants (including but not limited to any restriction on competition or solicitation) and other agreements between the parties that are intended to survive the termination of the Executive’s employment shall remain in full force and effect (including, for the avoidance of doubt, those contained in the “Hartford Protection Agreement,” dated June 9, 2014, between the Executive and Hartford Fire Insurance Company and in any award agreements for long-term incentive awards made to the Executive under Employer’s 2025 Long Term Incentive Stock Plan (or any predecessor plan)). For the avoidance of doubt, the Executive shall not be entitled in connection with his transition and termination of employment to benefits under the Employer’s Senior Executive Officer Severance Pay Plan (Tier 1). A failure of the Employer or the Executive to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
(e)Choice of Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Connecticut, without regard to its choice of law provisions. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in the city of Hartford, Connecticut and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, and otherwise in accordance with the principles that would be applied by a court of law or equity.
(f)Construction of Agreement. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.
(g)Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. The parties agree that the Agreement may be executed by a manual, physical signature on a paper copy of the Agreement or electronically through the Employer’s DocuSign document delivery platform and that electronic signatures shall be deemed to satisfy any requirement for a signature and shall be admissible in evidence to the same extent as an original manually executed signature.

(h)Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):
If to the Employer:
The Hartford Insurance Group, Inc.
One Hartford Plaza
Hartford, CT 06155
Attention: General Counsel
with a copy to (which shall not constitute notice):
Rebecca Sivitz
Weil, Gotshal & Manges LLP
1001 Boylston Street, Suite 300
Boston, MA 02115

If to the Executive:
Christoper J. Swift
At the most recent address on file for him in the books and records of the Employer from time to     time.
With a copy to (which shall not constitute notice):
Eric J. Walz
Rudolph Friedmann LLP
92 State Street
Boston, MA 02109
or to such other address as any party hereto may designate by notice to the others.
7.Knowing and Voluntary Waiver.
The Executive and the Employer acknowledge that, by their free and voluntary act of signing below, they agree to all of the terms of this Agreement and intend to be legally bound thereby. The Executive acknowledges that the Executive was initially presented with this Agreement on September 21, 2026 (the “Receipt Date”). The Executive understands that he is being provided a period of at least twenty-one (21) calendar days to consider whether to sign this Agreement. The Executive acknowledges and agrees that, in the event Executive signs this Agreement at any time prior to the 21-calendar-day period the Executive was given to consider this Agreement, such early execution was a knowing and voluntary waiver of the Executive’s right to consider this Agreement for twenty-one (21) calendar days. The parties agree that any material or immaterial change made to this Agreement following the Receipt Date will not re-start the running of the foregoing consideration period.
The Executive may revoke this Agreement at any time within seven (7) calendar days after the date on which the Executive signs it by giving notice as provided under Section 7(h). If the Executive exercises his right to revoke hereunder, he shall forfeit his right to receive any of the benefits provided for herein, and to the extent such payments have already been made, the Executive agrees that he will immediately reimburse the Employer for the amounts of such payment. This Agreement shall become effective on the eighth calendar day after the Executive signs and returns the Agreement, without having revoked the Agreement during that period, provided it is also executed by an authorized Employer representative (the “Effective Date”).
* * * * *

IN WITNESS WHEREOF, the Employer has caused this Agreement to be signed by its duly authorized representative and the Executive has signed this Agreement as of the day and year first above written.

THE HARTFORD INSURANCE GROUP, INC.
/s/ Lori Rodden
By: Lori Rodden Title: Executive Vice President – Chief Human Resources Officer
/s/ Christopher J. Swift
Christopher J. Swift